EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Las Vegas Sands Reports
First Quarter 2025 Results
For the quarter ended March 31, 2025

•Net Revenue of $2.86 billion and Net Income of $408 million

•Consolidated Adjusted Property EBITDA of $1.14 billion

•Macao Adjusted Property EBITDA of $535 million
◦Low Hold on Rolling Play in Macao Negatively Impacted Adjusted Property EBITDA by $10 million

•Marina Bay Sands Adjusted Property EBITDA of $605 million

•LVS Repurchased $450 million of Common Stock

•LVS Board of Directors Increased Stock Repurchase Authorization to $2.0 billion

LAS VEGAS, April 23, 2025 - Las Vegas Sands (NYSE: LVS), the leading global developer and operator of Integrated Resorts, today reported financial results for the quarter ended March 31, 2025.

“We continued to execute our strategic objectives during the quarter. We remain enthusiastic about our opportunities to deliver industry-leading growth in both Macao and Singapore in the years ahead as we execute our capital investment programs in both markets,” said Robert G. Goldstein, chairman and chief executive officer.

“In Macao, while market growth has softened in the current environment, our decades-long commitment to making investments that enhance the business and leisure tourism appeal of Macao and support its development as a world center of business and leisure tourism positions us well for future growth.

“In Singapore, Marina Bay Sands continued to deliver outstanding financial and operating performance. Our new suite product and elevated service offerings position us for additional growth as travel and tourism spending in Asia expands.

“Our financial strength and industry-leading cash flow continue to support our ongoing investment and capital expenditure programs in both Macao and Singapore, our pursuit of growth opportunities in new markets and our program to return excess capital to stockholders.

“We repurchased $450 million of LVS shares under our share repurchase program during the quarter. We look forward to utilizing our share repurchase program to continue to return excess capital to stockholders.”

Net revenue was $2.86 billion, compared to $2.96 billion in the prior year quarter. Operating income was $609 million, compared to $717 million in the prior year quarter. Net income in the first quarter of 2025 was $408 million, compared to $583 million in the first quarter of 2024.

Consolidated adjusted property EBITDA was $1.14 billion, compared to $1.21 billion in the prior year quarter.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL decreased 5.7% to $1.70 billion, compared to the first quarter of 2024. Net income for SCL was $202 million, compared to $297 million in the first quarter of 2024.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $174 million for the first quarter of 2025, compared to $182 million in the prior year quarter. Our weighted average borrowing cost was 4.9% during the first quarter of 2025, compared to 5.0% during the first quarter of 2024.

Our effective income tax rate for the first quarter of 2025 was 13.4%, compared to 2.8% in the prior year quarter. The income tax rate for the first quarter of 2025 was primarily driven by a 17% statutory rate on our Singapore operations.

Stockholder Returns
During the first quarter of 2025, we repurchased $450 million of our common stock (approximately 10 million shares at a weighted average price of $44.59). The remaining amount authorized under our share repurchase program was $1.10 billion as of March 31, 2025. Subsequently, on April 22, 2025, the company’s Board of Directors authorized increasing the remaining share repurchase amount of $1.10 billion to $2.0 billion. The timing and actual number of shares to be repurchased in the future will depend on a variety of factors, including the company’s financial position, earnings, legal requirements, other investment opportunities and market conditions.

We paid a quarterly dividend of $0.25 per common share during the quarter. Our next quarterly dividend of $0.25 per common share will be paid on May 14, 2025, to Las Vegas Sands stockholders of record on May 6, 2025.

Balance Sheet Items
Unrestricted cash balances as of March 31, 2025 were $3.04 billion.

The company has access to $4.44 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit. As of March 31, 2025, total debt outstanding, excluding finance leases, was $13.71 billion.

On February 21, 2025, MBS entered into a new facility agreement, which provides for a 3.75 billion Singapore dollars (“SGD,” approximately $2.80 billion at exchange rates in effect on March 31, 2025) term loan and makes available an SGD 750 million (approximately $559 million at exchange rates in effect on March 31, 2025) revolving credit facility and an SGD 7.50 billion (approximately $5.59 billion at exchange rates in effect on March 31, 2025) delayed draw term loan facility. Proceeds from the term loan and delayed draw term loan were used to repay the outstanding balances and associated interest under the 2012 Singapore Credit Facility and pay certain fees associated with the new facility agreement. MBS may draw under the revolving credit facility for general corporate purposes, including payment of dividends. Future proceeds from the delayed draw term loan facility may be used to finance development and construction costs, expenses, fees and other payments related to the MBS Expansion Project. In connection with entering into the new facility agreement, the commitments under MBS’s amended and restated credit facility agreement, the 2012 Singapore Credit Facility, were terminated.

Capital Expenditures
Capital expenditures during the first quarter totaled $379 million, including construction, development and maintenance activities of $197 million in Macao and $175 million at Marina Bay Sands.
###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, April 23, 2025, at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the leading global developer and operator of integrated resorts. The company’s iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make its host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands® in Singapore and The Venetian® Macao, The Londoner Macao®, The Parisian Macao®, The Plaza Macao and Four Seasons Hotel Macao, and Sands® Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Dedicated to being a leader in corporate responsibility, Sands is anchored by the core tenets of serving people, communities and the planet. The company’s ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “look forward to,” “plans,” “positions,” “remains,” “seeks,” “will” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. These statements represent our expectations, beliefs, intentions or strategies concerning future events that, by their nature, involve a number of risks, uncertainties or other factors beyond our control, which may cause our actual results, performance, achievements or other expectations to be materially different from any future results, performance, achievements or other expectations expressed or implied by these forward-looking statements. These factors include, but are not limited to, the risks associated with: our gaming license in Singapore and concession in Macao and amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, or attempt to expand our business in new markets and new ventures, execute our capital expenditure programs at our existing properties and produce future returns; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loan receivable; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; and other risks and uncertainties detailed in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statement is made. Las Vegas Sands Corp. assumes no obligation to update any forward-looking statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
First Quarter 2025 Results
Non-GAAP Financial Measures

Within the company’s first quarter 2025 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures. The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this press release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding pre-opening expense, development expense, gain or loss on disposal or impairment of assets, gain or loss on modification or early retirement of debt, other income or expense and certain nonrecurring corporate expenses, net of income tax. Adjusted net income (loss) and adjusted earnings (loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP financial measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies, including Las Vegas Sands, have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their properties on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal repayments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Revenues:
Casino	$2,127	$2,228
Rooms	324	330
Food and beverage	141	150
Mall	186	174
Convention, retail and other	84	77
Net revenues	2,862	2,959
Operating expenses:
Resort operations	1,723	1,758
Corporate	73	78
Pre-opening	4	3
Development	69	53
Depreciation and amortization	362	320
Amortization of leasehold interests in land	15	16
Loss on disposal or impairment of assets	7	14
	2,253	2,242
Operating income	609	717
Other income (expense):
Interest income	42	71
Interest expense, net of amounts capitalized	(174)	(182)
Other expense	(1)	(6)
Loss on modification or early retirement of debt	(5)	—
Income before income taxes	471	600
Income tax expense	(63)	(17)
Net income	408	583
Net income attributable to noncontrolling interests	(56)	(89)
Net income attributable to Las Vegas Sands Corp.	$352	$494

Earnings per share:
Basic	$0.49	$0.66
Diluted	$0.49	$0.66

Weighted average shares outstanding:
Basic	712	750
Diluted	713	752

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Net Revenues
The Venetian Macao	$638	$771
The Londoner Macao	529	562
The Parisian Macao	227	230
The Plaza Macao and Four Seasons Macao	208	142
Sands Macao	75	76
Ferry Operations and Other	32	30
Macao Operations	1,709	1,811

Marina Bay Sands	1,163	1,158
Intercompany Royalties	61	63
Intersegment Eliminations(1)	(71)	(73)
	$2,862	$2,959

Adjusted Property EBITDA
The Venetian Macao	$225	$314
The Londoner Macao	153	172
The Parisian Macao	66	71
The Plaza Macao and Four Seasons Macao	74	36
Sands Macao	10	12
Ferry Operations and Other	7	5
Macao Operations	535	610

Marina Bay Sands	605	597
	$1,140	$1,207

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	35.3%	40.7%
The Londoner Macao	28.9%	30.6%
The Parisian Macao	29.1%	30.9%
The Plaza Macao and Four Seasons Macao	35.6%	25.4%
Sands Macao	13.3%	15.8%
Ferry Operations and Other	21.9%	16.7%
Macao Operations	31.3%	33.7%

Marina Bay Sands	52.0%	51.6%

Total	39.8%	40.8%
____________________

(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA:

	Three Months Ended
	March 31,
	2025	2024
Net income	$408	$583
Add (deduct):
Income tax expense	63	17
Loss on modification or early retirement of debt	5	—
Other expense	1	6
Interest expense, net of amounts capitalized	174	182
Interest income	(42)	(71)
Loss on disposal or impairment of assets	7	14
Amortization of leasehold interests in land	15	16
Depreciation and amortization	362	320
Development expense	69	53
Pre-opening expense	4	3
Stock-based compensation(1)	1	6
Corporate expense	73	78
Consolidated Adjusted Property EBITDA	$1,140	$1,207
____________________

(1)
During the three months ended March 31, 2025 and 2024, the company recorded stock-based compensation expense of $9 million and $20 million, respectively, of which $8 million and $14 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to LVS to Adjusted Net Income:

	Three Months Ended
	March 31,
	2025	2024
Net income attributable to LVS	$352	$494

Pre-opening expense	4	3
Development expense	69	53
Loss on disposal or impairment of assets	7	14
Other expense	1	6
Loss on modification or early retirement of debt	5	—
Income tax impact on net income adjustments(1)	(14)	(11)
Noncontrolling interest impact on net income adjustments	(3)	(7)
Adjusted net income attributable to LVS	$421	$552

The following is a reconciliation of Net Income per Diluted Share to Adjusted Earnings per Diluted Share:

	Three Months Ended
	March 31,
	2025	2024
Per diluted share of common stock:
Net income attributable to LVS	$0.49	$0.66

Pre-opening expense	0.01	—
Development expense	0.10	0.07
Loss on disposal or impairment of assets	0.01	0.02
Other expense	—	0.01
Loss on modification or early retirement of debt	0.01	—
Income tax impact on net income adjustments	(0.03)	(0.02)
Noncontrolling interest impact on net income adjustments	—	(0.01)
Adjusted earnings per diluted share	$0.59	$0.73

Weighted average diluted shares outstanding	713	752
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(In millions)
(Unaudited)

The following reflects the impact on Net Revenues for hold-adjusted win percentage:

	Three Months Ended
	March 31,
	2025	2024
Macao Operations	$17	$52
Marina Bay Sands(1)	—	(67)
	$17	$(15)

The following reflects the impact on Adjusted Property EBITDA for hold-adjusted win percentage:

	Three Months Ended
	March 31,
	2025	2024
Macao Operations	$10	$31
Marina Bay Sands(1)	—	(52)
	$10	$(21)
____________________

Note:
These amounts represent the estimated impact of the hold adjustment that would have occurred had the company’s current period Rolling Chip win percentage equaled 3.30% for the Macao operations and 3.70% for Marina Bay Sands. Included are the estimated commissions paid, discounts and other incentives rebated directly or indirectly to customers, gaming taxes and bad debt expense that would have been incurred or avoided.

(1)
We revised the expected rolling chip win percentage from 3.30% to 3.70% during the three months ended March 31, 2025, due to the increase in Rolling Chip win percentage experienced over the last several years. The prior year non-GAAP expected rolling chip win percentage for Marina Bay Sands has also been adjusted to conform to the current period presentation.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Casino Statistics:
The Venetian Macao:
Table games win per unit per day(1)	$8,834	$10,901
Slot machine win per unit per day(2)	$367	$435
Average number of table games	668	686
Average number of slot machines	1,683	1,467

The Londoner Macao:
Table games win per unit per day(1)	$10,437	$10,671
Slot machine win per unit per day(2)	$420	$483
Average number of table games	495	490
Average number of slot machines	1,557	1,467

The Parisian Macao:
Table games win per unit per day(1)	$8,205	$7,128
Slot machine win per unit per day(2)	$284	$383
Average number of table games	248	279
Average number of slot machines	1,292	834

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day(1)	$21,638	$16,619
Slot machine win per unit per day(2)	$107	$64
Average number of table games	105	93
Average number of slot machines	49	22

Sands Macao:
Table games win per unit per day(1)	$6,130	$6,753
Slot machine win per unit per day(2)	$237	$319
Average number of table games	112	104
Average number of slot machines	798	571

Marina Bay Sands:
Table games win per unit per day(1)	$16,846	$17,597
Slot machine win per unit per day(2)	$931	$896
Average number of table games	543	512
Average number of slot machines	2,999	2,942
____________________

(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	March 31,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$495	$638	$(143)
Rooms	53	52	1
Food and beverage	15	17	(2)
Mall	60	54	6
Convention, retail and other	15	10	5
Net revenues	$638	$771	$(133)

Adjusted Property EBITDA	$225	$314	$(89)
EBITDA Margin %	35.3%	40.7%	(5.4)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$862	$1,035	$(173)
Rolling Chip win %(1)	2.18%	6.71%	(4.53)	pts

Non-Rolling Chip drop	$2,260	$2,414	$(154)
Non-Rolling Chip win %	22.7%	25.3%	(2.6)	pts

Slot handle	$1,404	$1,490	$(86)
Slot hold %	4.0%	3.9%	0.1	pts

Hotel Statistics

Occupancy %	99.8%	97.7%	2.1	pts
Average daily room rate (ADR)	$204	$202	$2
Revenue per available room (RevPAR)	$204	$198	$6
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	March 31,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$402	$419	$(17)
Rooms	73	89	(16)
Food and beverage	24	27	(3)
Mall	21	16	5
Convention, retail and other	9	11	(2)
Net revenues	$529	$562	$(33)

Adjusted Property EBITDA	$153	$172	$(19)
EBITDA Margin %	28.9%	30.6%	(1.7)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$1,712	$1,879	$(167)
Rolling Chip win %(1)	3.56%	3.81%	(0.25)	pts

Non-Rolling Chip drop	$1,755	$1,915	$(160)
Non-Rolling Chip win %	23.0%	21.1%	1.9	pts

Slot handle	$1,668	$1,624	$44
Slot hold %	3.5%	4.0%	(0.5)	pts

Hotel Statistics(2)

Occupancy %	98.1%	96.5%	1.6	pts
Average daily room rate (ADR)	$291	$188	$103
Revenue per available room (RevPAR)	$286	$182	$104
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

(2)	During the three months ended March 31, 2025 and 2024, approximately 2,850 and 5,400 rooms, respectively, were available for occupancy.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	March 31,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$173	$173	$—
Rooms	35	34	1
Food and beverage	12	14	(2)
Mall	5	7	(2)
Convention, retail and other	2	2	—
Net revenues	$227	$230	$(3)

Adjusted Property EBITDA	$66	$71	$(5)
EBITDA Margin %	29.1%	30.9%	(1.8)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$709	$16	$693
Rolling Chip win %(1)	4.25%	4.58%	(0.33)	pts

Non-Rolling Chip drop	$728	$805	$(77)
Non-Rolling Chip win %	21.0%	22.4%	(1.4)	pts

Slot handle	$889	$663	$226
Slot hold %	3.7%	4.4%	(0.7)	pts

Hotel Statistics

Occupancy %	99.8%	95.4%	4.4	pts
Average daily room rate (ADR)	$154	$156	$(2)
Revenue per available room (RevPAR)	$154	$148	$6
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	March 31,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$132	$70	$62
Rooms	29	25	4
Food and beverage	7	8	(1)
Mall	39	38	1
Convention, retail and other	1	1	—
Net revenues	$208	$142	$66

Adjusted Property EBITDA	$74	$36	$38
EBITDA Margin %	35.6%	25.4%	10.2	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$2,132	$2,500	$(368)
Rolling Chip win %(1)	2.40%	(0.58)%	2.98	pts

Non-Rolling Chip drop	$686	$593	$93
Non-Rolling Chip win %	22.2%	26.2%	(4.0)	pts

Slot handle	$21	$1	$20
Slot hold %	2.2%	16.2%	(14.0)	pts

Hotel Statistics

Occupancy %	97.2%	85.4%	11.8	pts
Average daily room rate (ADR)	$502	$482	$20
Revenue per available room (RevPAR)	$488	$412	$76
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	March 31,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$68	$69	$(1)
Rooms	5	4	1
Food and beverage	2	3	(1)
Net revenues	$75	$76	$(1)

Adjusted Property EBITDA	$10	$12	$(2)
EBITDA Margin %	13.3%	15.8%	(2.5)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$59	$11	$48
Rolling Chip win %(1)	4.23%	3.41%	0.82	pts

Non-Rolling Chip drop	$380	$399	$(19)
Non-Rolling Chip win %	15.6%	15.9%	(0.3)	pts

Slot handle	$582	$523	$59
Slot hold %	2.9%	3.2%	(0.3)	pts

Hotel Statistics

Occupancy %	98.8%	98.5%	0.3	pts
Average daily room rate (ADR)	$174	$176	$(2)
Revenue per available room (RevPAR)	$172	$173	$(1)
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	March 31,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$857	$859	$(2)
Rooms	129	126	3
Food and beverage	81	81	—
Mall	62	59	3
Convention, retail and other	34	33	1
Net revenues	$1,163	$1,158	$5

Adjusted Property EBITDA	$605	$597	$8
EBITDA Margin %	52.0%	51.6%	0.4	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$8,028	$8,241	$(213)
Rolling Chip win %(1)	3.70%	4.52%	(0.82)	pts

Non-Rolling Chip drop	$2,304	$2,163	$141
Non-Rolling Chip win %	22.8%	20.7%	2.1	pts

Slot handle	$5,812	$6,624	$(812)
Slot hold %	4.3%	3.6%	0.7	pts

Hotel Statistics(2)

Occupancy %	95.6%	95.0%	0.6	pts
Average daily room rate (ADR)	$925	$713	$212
Revenue per available room (RevPAR)	$884	$677	$207
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(1)
This compares to our expected Rolling Chip win percentage of 3.70% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).
We revised the expected rolling chip win percentage due to the increase in Rolling Chip win percentage experienced over the last several years.

(2)	During the three months ended March 31, 2025 and 2024, approximately 1,650 and 2,100 rooms, respectively, were available for occupancy.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended March 31, 2025					TTM March 31, 2025
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$59	$52	88.1%	821,670	84.4%	$1,588

Shoppes at Four Seasons
Luxury Retail	29	27	93.1%	164,144	100.0%	5,938
Other Stores	10	9	90.0%	97,754	91.0%	2,108
	39	36	92.3%	261,898	96.6%	4,724

Shoppes at Londoner(3)	21	18	85.7%	517,610	75.1%	1,356

Shoppes at Parisian(3)	5	3	60.0%	259,953	76.4%	482

Total Cotai Strip in Macao	124	109	87.9%	1,861,131	82.4%	1,922

The Shoppes at Marina Bay Sands	62	55	88.7%	622,561	98.8%	2,845

Total	$186	$164	88.2%	2,483,692	86.5%	$2,215
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Note:	This table excludes the results of our retail outlets at Sands Macao.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)
During the three months ended March 31, 2025, approximately 49,000 and 37,000 square feet of space at the Shoppes at Londoner and the Shoppes at Parisian, respectively, was removed from the gross leasable area as it was taken off the market and not available for leasing.